Exhibit 21 — List of Subsidiaries & Affiliates
The following are subsidiaries and affiliated corporations of the company at December 31, 2018.
Certain subsidiaries have been omitted as they are not significant in the aggregate.

State or Jurisdiction of Incorporation or Organization

1096401 B.C. Unlimited Liability Company	Canada
Alnara Pharmaceuticals, Inc.	Massachusetts
Andean Technical Operations Center	Peru
ARMO Bioscience	Delaware
AurKa Pharma	Canada
Avian Holding Group, Inc.	New York
Avid Radiopharmaceuticals, Inc.	Pennsylvania
ChemGen Corporation	Massachusetts
CoLucid Pharmaceuticals, Inc.	Delaware
Del Sol Financial Services, Inc.	British Virgin Islands
Dista Ilac Ticaret Ltd. Sti.	Turkey
Dista, S.A.	Spain
Dista-Produtos Quimicos & Farmaceuticos, LDA	Portugal
Elanco (Shanghai) Animal Health Co., Ltd.	China
Elanco (Taiwan) Animal Health Co. Ltd.	Taiwan
Elanco (Thailand) Ltd.	Thailand
Elanco Animal Health Incorporated	Indiana
Elanco Animal Health Indonesia	Indonesia
Elanco Animal Health Ireland Limited	Ireland
Elanco Animal Health, Korea, Ltd.	Korea
Elanco Animal Health UK Limited	United Kingdom
Elanco Animal Vaccines Limited	United Kingdom
Elanco Australasia Pty. Ltd.	Australia
Elanco Australia Holding Pty Ltd	Australia
Elanco Bangladesh Limited	Bangladesh
Elanco Brazil Holdings Ltda	Brazil
Elanco Canada Limited	Canada
Elanco Centre de Recherche Sante Animale SA	Switzerland
Elanco Deutschland GmbH	Germany
Elanco Europe GmbH	Switzerland
Elanco Europe Ltd.	United Kingdom
Elanco Financing S.A.	Switzerland
Elanco France S.A.S.	France
Elanco GmbH	Germany
Elanco India Private Limited	India
Elanco International, Inc.	Indiana
Elanco Italia S.p.A.	Italy
Elanco Japan KK	Japan
Elanco Nederland B.V.	Netherlands
Elanco Netherlands Holding B.V.	Netherlands
Elanco Rus Limited Liability Company	Russia

State or Jurisdiction of Incorporation or Organization

Elanco Salud Animal SA de CV	Mexico
Elanco Saude Animal Ltda.	Brazil
Elanco Spain, S.L.	Spain
Elanco Switzerland Holding Sarl	Switzerland
Elanco Tiergesundheit AG	Switzerland
Elanco UK AH Limited	United Kingdom
Elanco US, Inc.	Delaware
Elanco-Valquimica, S.A.	Spain
Elanco Veterina SVN d.o.o	Slovenia
ELCO for Trade and Marketing, S.A.E.	Egypt
ELCO Holdings B.V.	Netherlands
ELCO Insurance Company Limited	Bermuda
ELCO Management, Inc.	Delaware
ELGO Insurance Company Limited	Bermuda
Eli Lilly (Malaysia) Sdn. Bhd.	Malaysia
Eli Lilly (Philippines), Incorporated	Philippines
Eli Lilly (S.A.) (Proprietary) Limited	South Africa
Eli Lilly (Singapore) Pte. Ltd.	Singapore
Eli Lilly (Suisse) S.A.	Switzerland
Eli Lilly and Company	Indiana
Eli Lilly and Company (India) Pvt. Ltd.	India
Eli Lilly and Company (Ireland) Limited	Ireland
Eli Lilly and Company (N.Z.) Limited	New Zealand
Eli Lilly and Company (Taiwan), Inc.	Taiwan
Eli Lilly and Company Limited	United Kingdom
Eli Lilly Asia Pacific SSC Sdn Bhd	Malaysia
Eli Lilly Asia, Inc.	Delaware
Eli Lilly Australia Pty. Limited	Australia
Eli Lilly Benelux S.A.	Belgium
Eli Lilly B-H d.o.o.	Bosnia
Eli Lilly Bienes y Servicios S de RL de CV	Mexico
Eli Lilly Canada Inc.	Canada
Eli Lilly Cork Limited	Ireland
Eli Lilly CR s.r.o.	Czech Republic
Eli Lilly Danmark A/S	Denmark
Eli Lilly de Centro America, S.A.	Guatemala
Eli Lilly do Brasil Limitada	Brazil
Eli Lilly Egypt for Trading	Egypt
Eli Lilly European Clinical Trial Services SA	Belgium
Eli Lilly Export S.A.	Switzerland
Eli Lilly farmacevtska druzba, d.o.o.	Slovenia
Eli Lilly Finance, S.A.	Switzerland
Eli Lilly Ges.m.b.H.	Austria

State or Jurisdiction of Incorporation or Organization

Eli Lilly Group Limited	United Kingdom
Eli Lilly Hrvatska d.o.o.	Croatia
Eli Lilly Industries, Inc.	Delaware
Eli Lilly Interamerica Inc., y Compania Limitada	Chile
Eli Lilly Interamerica, Inc.	Indiana
Eli Lilly International Corporation	Indiana
Eli Lilly Ireland Holdings Limited	Ireland
Eli Lilly Israel Ltd.	Israel
Eli Lilly Italia S.p.A.	Italy
Eli Lilly Japan K.K.	Japan
Eli Lilly Kinsale Limited	Ireland
Eli Lilly Nederland B.V.	Netherlands
Eli Lilly Nigeria Ltd.	Nigeria
Eli Lilly Norge A.S.	Norway
Eli Lilly Pakistan (Pvt.) Ltd.	Pakistan
Eli Lilly Polska Sp.z.o.o. (Ltd.)	Poland
Eli Lilly Regional Operations GmbH	Austria
Eli Lilly Romania SRL	Romania
Eli Lilly Saudi Arabia Limited	India
Eli Lilly S.A.	Switzerland
Eli Lilly Services India Private Limited	India
Eli Lilly Slovakia s.r.o.	Slovakia
Eli Lilly Sweden AB	Sweden
Eli Lilly Vostok S.A., Geneva	Switzerland
Eli Lilly y Compania de Mexico, S.A. de C.V.	Mexico
Eli Lilly y Compania de Venezuela, S.A.	Venezuela
Greenfield-Produtos Farmaceuticos, Lda.	Portugal
ICOS Corporation	Washington
ImClone GmbH	Switzerland
ImClone LLC	Delaware
ImClone Systems Holdings, Inc.	Delaware
ImClone Systems LLC	Delaware
Immuno-Vet Services (Pty) Ltd. South Africa	South Africa
IMMUNOVET Services Zambia Ltd.	South Africa
Irisfarma S.A.	Spain
Ivy Animal Health, Inc.	Delaware
Kinsale Financial Services Unlimited Company	Ireland
Lilly (Shanghai) Management Co., Ltd	China
Lilly Asia Ventures Fund I, L.P.	Cayman Islands
Lilly Asia Ventures Fund II, L.P.	Cayman Islands
Lilly Asian Ventures Fund III, L.P.	Cayman Islands

State or Jurisdiction of Incorporation or Organization

Lilly Cayman Holdings	Cayman Islands
Lylly Centre for Clinical Pharmacology PTE. LTD.	Singapore
Lilly China Research and Development Co., Ltd.	China
Lilly del Caribe, Inc.	Cayman Islands
Lilly Deutschland GmbH	Germany
Lilly France S.A.S.	France
Lilly Global Nederland Holdings B.V.	Netherlands
Lilly Global Services, Inc.	Indiana
Lilly Holding GmbH	Germany
Lilly Holdings B.V.	Netherlands
Lilly Hungaria KFT	Hungary
Lilly ilaç ticaret limited şirketi	Turkey
Lilly Industries Holdings B.V.	Netherlands
Lilly Korea Ltd.	Korea
Lilly Nederland Finance B.V.	Netherlands
Lilly Nederland Finance B.V. - GCC	Netherlands
Lilly Nederland Holding B.V.	Netherlands
Lilly Pharma Ltd.	Russia
Lilly Portugal - Produtos Farmaceuticos, Lda.	Portugal
Lilly S.A.	Spain
Lilly Suzhou Pharmaceutical Co. Ltd.	China
Lilly Trading Co. LTD	China
Lilly USA, LLC	Indiana
Lilly Ventures Fund I LLC	Delaware
Lohmann Animal Health (Malaysia) Sdn. Bhd	Malaysia
Lohmann Animal Health Beteiligungs GmbH	Germany
Lohmann Animal Health GmbH	Germany
Lohmann Animal Health International Inc.	Maine
Lohmann Animal Health Phils. Corp.	Philippines
Lohmann Animal Health South Africa (Pty) Ltd.	South Africa
Lohmann Asia Holding Co. Ltd.	Thailand
OY Eli Lilly Finland AB	Finland
Pharmaserve-Lilly S.A.C.I.	Greece
PT. Eli Lilly Indonesia	Indonesia
Spaly Bioquimica, S.A.	Spain
UAB Eli Lilly Lietuva	Lithuania
Vericore Limited	United Kingdom
Vital Pharma Productos Farmaceuticos	Portugal